SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549


FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 0R 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):	April
11, 2000

INSO CORPORATION
(Exact name of registrant as specified in its charter)




Delaware   					         000-23384			         04-3216243
(State or other          (Commission          (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation
or organization)

31 St. James Avenue,
Boston, Massachusetts				                 02116-4101
(Address of principal executive offices)		(Zip code)


(617) 753-6500
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)



ITEM 5.	OTHER EVENTS

		On April 11, 2000, the Registrant issued the following press release:

	Inso Provides Update on Strategic Alternative Review,
            Appoints James Ringrose President and CEO

Boston, April 11, 2000 -- Inso Corporation (Nasdaq: INSO) today announced that as part of its review of strategic alternatives which began in February of this year, the Company's Board of Directors has determined that the most appropriate means to enhance shareholder value is for the Company to remain independent and focus all of its energies on its DynaBase dynamic Web publishing system. As a result, the Company will pursue the divestiture of its other assets, including the Information Exchange ("IED") Division.

In line with this decision, the Company will immediately begin a corporate reorganization designed to concentrate all its operations in its DynaBase business. Stephen O. Jaeger, who has served as the Company's CEO since March 1999, will resign from that position, but will continue in the role of non-executive Chairman of the Company's Board of Directors. Kirby A. Mansfield, President, Chief Operating Officer and director, will also resign from those positions with the Company. James M. Ringrose, currently President of Inso's eBusiness Technologies ("eBT") Division, will become President and CEO of Inso Corporation, effective immediately. Mr. Ringrose has led eBT since March 1999, and has been responsible for the expansion of the eBT business over the last year. With more than 20 years of experience in sales, marketing and development roles within the software industry, Mr. Ringrose is uniquely qualified to lead the Company as it concentrates exclusively on the DynaBase opportunity.

As part of this management reorganization, the Company will close its headquarters in Boston during May and will consolidate all corporate functions in Providence at eBT's current offices. As a result, the majority of the Company's Boston-based corporate personnel, including CFO Robert Dudley, will leave the Company in May, with a small number of personnel relocating to Providence. Upon Mr. Dudley's departure from the Company, Christopher M. Burns, currently Vice President, Operations for eBT, will become Vice President, CFO and Treasurer of the Company.

"I'm pleased to have the opportunity to lead this organization into the future," said James M. Ringrose, President and CEO. "The Web content management market remains extremely strong, and our DynaBase 4 series technology, outstanding XML expertise and highly skilled employees, give us a unique position within that market. With the complete resources of the Company focused on this opportunity, I believe we have the ability to create and sustain substantial customer value."

"The strategic review process was an extensive one," said Stephen
O. Jaeger, Chairman of the Company's Board of Directors. "After careful consideration, the Board of Directors has determined that the value available to stockholders in a sale of the Company was not sufficient in light of the intrinsic value of the Company's businesses, particularly the DynaBase franchise. As a result, we have decided to put all our energies into DynaBase, and to seek to maximize that opportunity."

The Company's Board of Directors has determined that the Information Exchange Division should be separated from the DynaBase business. Accordingly, the Company is seeking acquirers for IED, which will be operated separately pending such a transaction.

This release contains forward-looking statements with respect to the competitive position and attributes of the Company's products, the Company's long-term opportunities and results, the Company's management and personnel, the possible divestiture of certain of the Company's businesses, and the future status of the Company as independent entity. Factors that may cause actual results to differ materially from these forward-looking statements include the following: competitive pressures including price pressures; the inability of the Company to effectively integrate new hires; the inability of the Company to address sales coverage and execution issues; difficulties inherent in consolidating operations; increased reliance on systems integrators; market acceptance of new and modified products; increased reliance on the very competitive and dynamic web publishing segment; the inability to divest of certain businesses; adverse economic changes in the markets in which the Company does business; and the actions of potential acquirers. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, the Company's Form 10-Q for the quarter ended October 31, 1999 and the Company's other filings with the SEC from time to time, for a description of certain additional factors which may cause results to differ materially from those indicated by these forward-looking statements.

# # #

Inso and the Inso logo are trademarks or registered trademarks of Inso Corporation in the United States and/or other countries.
DynaBase is a trademark or registered trademark of eBusiness
Technologies-USA, Inc. in the United States and/or other countries.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Not Applicable.



SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 12th day of April, 2000.

						Inso Corporation

						By /s/ Jonathan P. Levitt
						Jonathan P. Levitt
     	Secretary